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Exhibit 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our report dated February 22, 2000, relating to the financial statements of RenaGel LLC, which appears in GelTex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 26, 2000